Exhibit 99.1

WELLS FARGO REAL ESTATE INVESTMENT CORPORATION

Investor

And

WELLS FARGO BANK, N.A.

Servicer

SERVICING AGREEMENT

Dated as of ________________

TABLE OF CONTENTS

ARTICLE I	1

DEFINITIONS	1

ARTICLE II	10

TRANSFER OF OWNERSHIP OF MORTGAGE LOANS	10

ARTICLE III	11

REPRESENTATIONS AND WARRANTIES	11

ARTICLE IV	15

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS	15

ARTICLE V	28

PAYMENTS TO OWNER	28

ARTICLE VI	28

GENERAL SERVICING PROCEDURES	28

ARTICLE VII	30

SERVICER TO COOPERATE	30

ARTICLE VIII	30

THE SERVICER	30

ARTICLE IX	32

REMOVAL OF MORTGAGE LOANS FROM AGREEMENT	32

i

ARTICLE X	32

DEFAULT	32

ARTICLE XI	34

TERMINATION	34

ARTICLE XII	34

MISCELLANEOUS PROVISIONS	34

EXHIBITS

Exhibit A            Form of Acknowledgment Agreement
Exhibit B            Mortgage Loan Documents

ii

This is a Servicing Agreement for dated as of ____________________ by and between Wells Fargo Real Estate Investment Corporation (the "Investor"), and Wells Fargo Bank, N.A., as servicer (the "Servicer").

W I T N E S S E T H

WHEREAS, the Investor will from time to time acquire Participation Interests in certain Mortgage Loans (as defined herein) pursuant to Loan Participation Agreement(s) (as defined herein);

WHEREAS, the Investor desires to retain the Servicer as servicer of the Mortgage Loans; and

WHEREAS, the Investor and the Servicer wish to prescribe the manner of servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Investor and the Servicer agree as follows:

ARTICLE I
DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency/Agencies: Fannie Mae or Freddie Mac, FHA, VA, RHS, USDA or any of them as applicable.

Agreement: This Servicing Agreement and all exhibits, amendments and supplements hereto.

Applicable Requirements: With respect to the servicing of any Mortgage Loan (i) any applicable federal, state, or local laws or regulations applicable to the servicer, the Mortgage Loans, the Mortgagors, or the servicing of such Mortgage Loans, including but not limited to, the final servicing rules issued by the Consumer Finance Protection Bureau, any consent orders or any consent judgments executed by the Servicer; (ii) the applicable requirements of any insurer or guarantor; (iii) with respect to any Mortgage Loan which is in default or default is reasonably foreseeable or imminent in the judgment of the Servicer, any governmental loan modification or foreclosure alternative program pursuant to which the Servicer is or becomes a participant (regardless of whether Investor consents to such participation), or any proprietary loan modification or foreclosure alternative program implemented by the Servicer from time to time (regardless of whether Investor consents to such implementation); (iv) the servicing requirements contained in this Agreement; (v) the terms of the related Mortgage and Mortgage Note; and (vi) the same standard of care that the Servicer customarily employs and exercises in servicing, collecting and administering mortgage loans for its own account, giving due consideration to such mortgage servicing practices of prudent mortgage servicers who service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect ownership of the Mortgage.

Assignment of Mortgage Note and Pledge Agreement: With respect to a Cooperative Loan, an assignment of the Mortgage Note and Pledge Agreement.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between the Servicer and a Mortgagor, or an agreement among the Servicer, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Buydown Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Servicer or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Buydown Mortgage Loan.

Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full Monthly Payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Capitalization Reimbursement Amount: As defined in Section 4.01.

Closing Date: Each date the Investor purchases a Participation Interest pursuant to a related Loan Participation Agreement.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.
Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.
Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Mortgagor if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.
Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

Cooperative Shares: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

Custodian: A Person who is at any time appointed as a custodian of all or a portion of the Mortgage Loan Documents.

Customer Information: As defined in the Interagency Guidelines.

Customer Information Safeguards: Physical, electronic and procedural safeguards and data security policies that a party maintains to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.12.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHA: The Federal Housing Administration and its successors.

FHA Mortgage Loan: Mortgage Loan insured or eligible for insurance by FHA.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

First Lien: With respect to each Mortgaged Property, the lien on the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

GNMA: The Government National Mortgage Association or any successor thereto.

Government Mortgage Loan: A FHA Mortgage Loan or a VA Mortgage Loan, as applicable.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.
Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the LPMI Proceeds, if applicable.

Interagency Guidelines: Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616.

Junior Lien: With respect to each Mortgaged Property, the lien on the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a subordinate lien on the Mortgaged Property.

Lender Paid Mortgage Insurance Policy or LPMI Policy: A PMI Policy for which the Servicer pays all premiums.

LGC: Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the Mortgagor’s default.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan Participation Agreement: An agreement entered into by and between Wells Fargo Bank, N.A. as Company and Wells Fargo Real Estate Investment Corporation as Investor, for the sale and purchase of Participation Interests in Mortgage Loans.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

LPMI Proceeds: Proceeds of any Lender Paid Mortgage Insurance Policy.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIC: Mortgage Insurance Certificate issued by HUD/FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender incorporating the HUD/FHA regulation identified in the certificate.

Monthly Payment: The scheduled monthly payment of principal and interest according to the Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a First Lien on an unsubordinated estate in fee simple in real property or a Junior Lien securing the Mortgage Note or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

Mortgage Extended Hazard Coverage Insurance Policy: A mortgage extended coverage or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate at which interest accrues on a Mortgage Note from time to time, in accordance with the provisions of the Mortgage Note, after giving effect to any applicable Relief Act Reduction.

Mortgage Loan: (i) An individual mortgage loan which is the subject of this Agreement, which includes without limitation the Mortgage Loan File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan or (ii) REO Property or (iii) Participation Interests in Mortgage Loans.

Mortgage Loan Documents: With respect to a Mortgage Loan, all documents listed on Exhibit B attached hereto, which shall be delivered to the Custodian.

Mortgage Loan File: With respect to each Mortgage Loan, an imaged file or a physical file which contains the Mortgage Loan Documents, as well as any other documents that come into the Servicer’s possession with respect to such Mortgage Loan. The Mortgage Loan File is retained by the Servicer for the benefit of the Investor and not delivered to the Custodian.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Investor, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate and LPMI premium, if any.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed to the applicable Acknowledgement Agreement, setting forth the Mortgage Loans that are to be serviced hereunder, including the Servicing Fee Rate for each such Mortgage Loan.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and riders thereto.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

Mortgagor: The obligor on a Mortgage Note.

Nonrecoverable Advance: Any Servicing Advance which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidations Proceeds or otherwise.

Participation Interest: means a percentage of ownership held by Investor in a Mortgage Loan.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Agreement: With respect to a Cooperative Loan, the specific agreement creating a First Lien or Junior Lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.
PMI Policy: A policy of private mortgage insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans. The premiums on a PMI Policy may be paid (i) by the Mortgagor or (ii) by the Servicer from its own funds. If the premiums are paid by the Servicer, the PMI Policy is an LPMI Policy.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Project: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.
Proprietary Lease: With respect to a Cooperative Loan, a lease on a Cooperative Apartment, or occupancy agreement or perpetual use and equity contract or membership agreement or certificate of ownership or mutual ownership contract or contract with stockholder or stockholder’s lease or other similar document providing a right to occupy the cooperative unit, with intervening assignments from original lessee to the Mortgagor, if applicable, evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.
Qualified Depository: The accounts shall be held with a depository institution (commercial bank, mutual savings bank or savings and loan association), the deposits of which are insured by the FDIC.

Qualified Insurer: A mortgage insurance company duly authorized and licensed where required by law to transact mortgage insurance business and approved as an insurer by an Agency.

Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution: Any Whole Loan Transfer or Securitization Transaction.

Reconstitution Agreement: The agreement or agreements entered into by the Servicer and the Investor and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization Transaction.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the Investor shall designate.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has be a reduction in the amount of interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as amended, or similar state or local law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related collection period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

Remittance Date: Daily, beginning with the day after the related Closing Date.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Investor through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

RHS: Rural Housing Service and its successors.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Servicer under this Agreement.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations in accordance with Applicable Requirements, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property, (d) compliance with the obligations regarding tax, insurance and other charges and (e) compliance with the Applicable Requirements.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to a Mortgage Loan, the amount of the annual fee the Investor shall pay to the Servicer, which shall be either (x) for a period of one (1) full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Unpaid Principal Balance of such Mortgage Loan or (y) a specified dollar amount. Such fee shall be payable monthly. The obligation of the Investor to pay the Servicing Fee is limited to, and the Servicing Fee is payable from the Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05 (including recoveries from Liquidation Proceeds and other proceeds, to the extent permitted by Section 4.05).

Servicing Fee Rate: the percentage per annum per Mortgage Loans stated on the related Mortgage Loan Schedule.

Stock Certificate: With respect to a Cooperative Loan, a certificate or membership certificate or ownership contract or mutual ownership contract or perpetual use and equity contract or other similar document evidencing ownership of the Cooperative Shares issued by the Cooperative and indicating the percentage ownership interest in the Cooperative.
Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.
Subsidy Account: An account maintained by the Servicer specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.
Subsidy Funds: With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.

Unpaid Principal Balance: As to each Mortgage Loan and as of any date of determination, the unpaid principal balance of the Mortgage Loan after giving effect to payments of principal received.

USDA: United States Department of Agriculture and its successors.

VA: The United States Department of Veteran Affairs and its successors.

VA Mortgage Loan: A Mortgage Loan guaranteed or eligible for a guaranty by VA.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans.

ARTICLE II

TRANSFER OF OWNERSHIP OF MORTGAGE LOANS

Section 2.01	Conveyance of Mortgage Loans; Possession of Mortgage Loan Files; Recordation of Assignments of Mortgage.

On the related Closing Date, the Servicer acknowledges the transfer of the Participation Interests in and to the Mortgage Loans, as specified in the related Loan Participation Agreement, together with the Mortgage Loan Files and all rights and obligations arising under the documents contained therein. Unless otherwise specified in the related Loan Participation Agreement, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage Loan File shall vest in the Investor as of the related Closing Date, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Investor and shall be retained and maintained by the Servicer, in trust, at the will of the Investor and only in such custodial capacity. Any Mortgage Loan Documents which come into the possession of the Servicer and which are not immediately required to initiate or pursue foreclosure proceedings, shall be promptly delivered to the Custodian.

Section 2.02    Books and Records; Transfers of Mortgage Loans.

From and after the transfer of the Mortgage Loans to the Investor, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Servicer in trust for the benefit of the Investor as owner of the Participation Interests.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Participation Interest in a Mortgage Loan by the Investor. In particular, the Servicer shall maintain in its possession, available for inspection by the Investor, or its designee, and shall deliver to the Investor upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of any Agency, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act, as amended to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by the Agency and records of periodic inspections as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Participation Interests in Mortgage Loans. No transferee of a Mortgage Loan shall be recognized by the Servicer hereunder unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The Investor shall have the right to sell, transfer or assign, in whole or in part, its interest in some or all of the Participation Interests, as applicable, subject to the provisions of any other ancillary agreements related to such Participation Interests. However, in such event, this Agreement will not be assignable, unless otherwise agreed by the Servicer, in its sole discretion. If the successor owner desires to retain the Servicer as servicer, the successor owner will be required to enter into a separate servicing agreement with respect to such Mortgage Loans. Notwithstanding the foregoing, no sale, assignment or transfer pursuant to this Section 2.02 shall relieve the Investor of any of its obligations hereunder that exist at the time of such sale, assignment or transfer.

Section 2.03    Transfer Notices to Borrowers.

Servicer shall, on behalf of Investor, prepare and send ownership transfer notices to the Mortgagors if required by applicable law, including but not limited to Federal Real Estate Settlement Procedures Act codified § 2601 et seq. and implemented by Regulation X, 24 C.F.R. Part 3500.
ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01    Servicer Representations and Warranties.

The Servicer hereby represents and warrants to the Investor that, as of the related Closing Date:

(a)	Due Organization and Authority.

The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of servicing loans;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(d)	Ability to Service.

The Servicer is an approved seller/servicer of conventional residential mortgage loans for the Agencies, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to sell mortgage loans to and service mortgage loans for the Agencies, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Agency eligibility requirements or which would require notification to any of the Agencies;

(e)	Reasonable Servicing Fee.

The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the servicing of the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date; and

(i)	MERS.

The Servicer is a member of MERS in good standing.

Section 3.02    Representation, Warranties and Agreement of Investor.

The Investor hereby represents and warrants to the Servicer that, as of each Closing Date:

(a)	Due Organization and Authority.

The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Investor; the Investor has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Investor and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Investor; and all requisite action has been taken by the Investor to make this Agreement valid and binding upon the Investor in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Investor;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Investor is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Investor or its property is subject;

(d)	Reasonable Servicing Fee.

The Investor acknowledges and agrees that the Servicing Fee represents reasonable compensation for the Servicer’s servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Investor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Investor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Investor, or in any material impairment of the right or ability of the Investor to carry on its business substantially as now conducted, or in any material liability on the part of the Investor, or which would draw into question the validity of this Agreement or the ownership of the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Investor to perform under the terms of this Agreement; and

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Investor of or compliance by the Investor with this Agreement or as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01    Servicer to Act as Servicer.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a subcontractor, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Applicable Requirements. The Servicer shall be responsible for any and all acts of a subcontractor, and the Servicer’s utilization of a subcontractor shall in no way relieve the liability of the Servicer under this Agreement.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Consistent with Applicable Requirements, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor (including but not limited to forgoing or waiving the pursuit of deficiency judgment collection) if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence will not result in the impairment of coverage under any MIC, LGC, PMI Policy or LPMI Policy.

The Servicer shall not permit any modification or loss mitigation alternative with respect to any Mortgage Loan that would impair coverage under any PMI Policy, change the Mortgage Interest Rate, change the interest from fixed to ARM or from ARM to fixed, defer or forgive the payment of principal (except for actual payments of principal), accept the terms of a short sale, accept a deed-in-lieu of foreclosure if a deficiency balance would remain, capitalize arrearages, or change the final maturity date on such Mortgage Loan, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent. In the event that no default exists or is imminent, the Servicer shall take such action as it may deem appropriate, consistent with the terms of this Agreement and with Applicable Requirements. If, in connection with any modification, a Mortgage Loan has been modified to increase its principal balance by the amount of Servicing Advances previously made by the Servicer on behalf of the related Mortgagor (any such amount, a “Capitalization Reimbursement Amount”), the Servicer may be reimbursed for such Capitalization Reimbursement Amount as provided in Section 4.05. The Servicer may re-amortize the Monthly Payments if the Mortgagor makes a principal curtailment and the Mortgage Loan is current or participates in a government loan modification program.

The Servicer shall have reasonable discretion to extend appropriate relief, including repayment plans, to Mortgagors who encounter hardship and who are cooperative and demonstrate proper regard for their obligations. However, no such relief shall be granted to any Mortgagor under a Mortgage Loan unless the Servicer reasonably believes that there is a reasonable expectation that such Mortgagor shall bring his/her Mortgage Loan current within a period conforming to Applicable Requirements.

Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver in its own name on behalf of itself and the Investor, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

The Servicer is authorized and empowered by the Investor, when the Servicer believes it is appropriate in its reasonable judgment to register any Mortgage Loan on the MERS System, or cause the removal from MERS registration of any Mortgage Loan on the MERS System, to execute and deliver any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS.

Notwithstanding any provisions to the contrary contained in this Agreement, Servicer acknowledges and agrees that the Investor shall have the right to direct Servicer with respect to control over the remedies relating to the enforcement of any Mortgage Loan, including (i) the right and authority to decide whether to institute and prosecute foreclosure proceedings on the real property that secures such Loan and other relevant aspects of the foreclosure process, (ii) the right to (A) cause Servicer to appoint a special servicer to manage the resolution of the Mortgage Loans, (B) advise, direct or approve the actions of such special servicer, if any, (C) terminate such special servicer, if any, at any time with or without cause, and (D) cure one or more defaults so that a Mortgage Loan is no longer non-performing. The Investor may assert the right to approve all actions taken with respect to, and may assert the right to retain complete control over, the prosecution of foreclosure proceedings and the Servicer shall then have no discretion over such prosecution, including, but not limited to, the manner in which such prosecution is handled or whether to terminate such prosecution at any time. In the event any Mortgage Loan is classified as nonperforming or is modified due to the financial deterioration of the borrower, Investor may assert the right to direct Servicer to dispose of such Mortgage Loan.

In addition, notwithstanding anything to the contrary contained herein, for so long as the Investor owns any Participation Interest, Investor shall have the right to direct Servicer in connection with any material decisions pertaining to the administration and servicing of Mortgage Loans and with respect to material modifications to Mortgage Loan Documents.

Section 4.02    Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, other than as required by applicable law, the Servicer shall take such action as is consistent with Applicable Requirements, and is consistent with any related PMI Policy or LPMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of one hundred twenty (120) days or any other default continues for a period of one hundred twenty (120) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings in the name of the Servicer. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances. The Servicer shall complete any foreclosure bidding instructions submitted in connection with any foreclosure proceedings in accordance with Applicable Requirements.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, an inspection or review of the Mortgaged Property is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Investor who may request a copy of the written report of the environmental inspection.

After reviewing the environmental inspection report, the Servicer shall, consistent with Applicable Requirements, determine how to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed pursuant to Section 4.05 hereof. In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property pursuant to Section 4.05 hereof.

Section 4.03    Reserved.

Section 4.04    Reserved.

Section 4.05    Delinquencies; Reimbursement of Advances.

In the event the Servicer shall be unable to collect any delinquent Mortgage Loan after exercising reasonable efforts to do so, the Servicer shall be responsible for giving notice to the related Mortgagor(s), causing an inspection of the Mortgaged Property and for foreclosing the same by appropriate procedures to be determined by the Servicer. The Servicer shall make reasonably necessary advances to protect and preserve the lien priority of the related Mortgage (other than payment of taxes or insurance), or to protect and preserve the Mortgaged Property encumbered by the related Mortgage, including the cost of any receivership proceeding. The Investor shall, promptly on demand by the Servicer, pay to the Servicer an amount equal to the advance. The determination by the Servicer that such an advance is reasonably necessary, as set forth herein, shall be binding on the Investor.

The Servicer shall be entitled to reimbursement of such advances made under this Section 4.05 including the necessary expenses incurred in the payment of taxes, insurance premiums, waste prevention, repairs, maintenance, improvement, management, foreclosure, attorneys' fees and other similar expenses, either through direct reimbursement from the Investor or as otherwise set forth in this Agreement. Alternatively, the Servicer is entitled to reimburse itself with respect to any Mortgage Loan from related Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Investor. Additionally, the Servicer is further entitled to reimburse itself for any advances and any unpaid Servicing Fees attributable to a particular Mortgage Loan, and not otherwise reimbursed above, from Monthly Payments and proceeds received with respect to all other Mortgage Loans serviced for the Investor.

Section 4.06    Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, held in trust for the Investor and various Mortgagors. Upon request of the Investor and within ten (10) days thereof, the Servicer shall provide the Investor with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.07.

The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of Servicer’s receipt, and retain therein:

(i)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

(i)	all payments on account of Buydown Funds and/or Subsidy Funds; and

(ii)	all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07    Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)
to effect timely payments of ground rents, taxes, assessments, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)
to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.09 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)	for application to reduce the Unpaid Principal Balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)	to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)	to remove funds inadvertently placed in the Escrow Account by the Servicer;

(viii)	to transfer payment on account of Buydown Funds and/or Subsidy Funds, as applicable; and

(ix)	to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08    Protection of Accounts.

The Servicer may transfer the Subsidy Account or the Escrow Account to a different Qualified Depository from time to time, provided that the Servicer shall give notice to the Investor of such transfer.

Section 4.09    Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums, if applicable, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments.

For any Mortgage Loan with an established escrow account, in the event that any real estate taxes or assessments in connection with a Mortgage Loan are or become delinquent, then the Servicer shall effect payment thereof as soon as reasonably possible, and in all cases before imposition of any fines or penalties, and any such payment shall be reimbursable as a Servicing Advance under the terms of this Agreement. The Servicer shall pay, on behalf of the related Mortgagor out of its own funds without any right of reimbursement, any penalties, fines, or other charges or interest resulting from such delinquency.

Notwithstanding the foregoing in this section, the Servicer makes no representation or warranty as to the extent or absence of homeowners’ association fees, utility fees and condominium fees, or similar charges that may encumber, in a junior lien position, any Mortgaged Property, or that may encumber in any manner any REO Property; any such fees or similar charges shall be the sole responsibility of the related Mortgagor.

Section 4.10    Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance by an insurer acceptable to the Agencies against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount equal to the insurable value, on a replacement cost basis of the required insurable improvements on the related Mortgaged Property or, if replacement cost is unavailable, the Unpaid Principal Balance of the Mortgage Loan. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the Qualified Insurer shall cease to be acceptable to the Agency, the Servicer shall notify the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.
If the required insurable improvements on the Mortgaged Property, as defined by the Agency guidelines and applicable law, are located in an area identified by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer shall cause to be maintained flood insurance with a generally acceptable insurance carrier in an amount required by Agency guidelines, applicable law and the National Flood Insurance Program. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with the applicable law, that the Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act, as amended, the Servicer shall notify the related Mortgagor that they must obtain such flood insurance coverage, and if the Mortgagor fails to provide proof of such coverage within forty-five (45) days of such notice, the Servicer shall obtain the required flood insurance on the Mortgagor's behalf, at the Mortgagor’s expense.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall use reasonable efforts to verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to the Agency and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 4.14) shall be remitted to the Investor subject to Section 4.05.

Section 4.11    Maintenance of Mortgage Extended Hazard Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with Applicable Requirements. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be remitted to the Investor subject to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall at the time of such loss remit to the Investor the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be paid from the Servicer's funds, without reimbursement therefor. Upon request of the Investor, the Servicer shall cause to be delivered to such Investor a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to such Investor.

Section 4.12    Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be acceptable to the Agencies.

Section 4.13    Inspections.

The Servicer or its agent shall inspect the Mortgaged Property as often as deemed necessary by the Servicer in accordance with Applicable Requirements or as may be required by the primary mortgage guaranty insurer, to assure itself that the value of the Mortgaged Property is being preserved. The Servicer shall keep a record of each such inspection and, upon request, shall provide the Investor with an electronic report of each such inspection.

Section 4.14    Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Investor prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Applicable Requirements. For claims causing significant damage to the Mortgaged Property, at a minimum the Servicer shall release Insurance Proceeds following the guidelines issued by Freddie Mac or Fannie Mae or the successor of either of them, and further, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)	the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)	the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

(iii)	the Servicer shall verify that the Mortgage Loan is not in default; and

(iv)	pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Investor is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Investor.

Section 4.15    Maintenance of MIC, LGC, PMI Policy or LPMI Policy; Claims.

In connection with Government Mortgage Loans, the Servicer shall make all advances and other payments and provide all such reports and notices as are required under FHA or VA regulations, as applicable, and otherwise take all actions necessary to maintain and keep in full force and effect the MIC or LGC, as applicable, including providing any notices required to be delivered to FHA or VA, as the case may be.

The Servicer shall, without any cost to the Investor (other than as set forth in Section 4.05), maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring the portion of the Unpaid Principal Balance of the Mortgage Loan as to payment defaults. If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq; provided, however, that under no circumstances will the Servicer be liable in the event the coverage is not available due to the financial condition of the related insurer. In the event that such PMI Policy shall be terminated other than as required by law, the Servicer shall utilize commercially reasonable efforts to obtain from another Qualified Insurer a comparable replacement policy, to the extent reasonably available and cost effective, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for (i) any failure to recover under the PMI Policy for such reason, nor (ii) any failure to obtain a comparable replacement PMI Policy. If the Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and utilize commercially reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy to the extent reasonably available. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

The Servicer shall make premium payments with respect to LPMI Policies is so requested by the Investor, reimbursed pursuant to Section 5.01. Any premium payments made by the Servicer from its own funds pursuant to this Section 4.15 shall be recoverable by the Servicer as a Servicing Advance pursuant to Section 4.05.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Investor, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI shall be remitted to the Investor subject to Section 4.05.
In the event that any Mortgage Loan becomes subject to a policy of mortgage insurance that is not placed by the Servicer and the Servicer has been notified of such coverage, the Servicer agrees to prepare and present claims to the related insurer to report on the results of such claims, to collect any payments made in response to such claims, and to provide such other assistance as shall be necessary to permit recovery under any such insurance policies by the insured(s) under such policies; provided, however, the Servicer shall have no obligation to pursue any remedies against the related insurer with respect to the denial of any such claims. Any amounts collected by the Servicer under any such insurance policy shall be remitted to the Investor subject to Section 4.05. In the event that the Servicer is not notified of such subsequently acquired insurance coverage, the Servicer shall be under no obligation to present any claims or to take any other action related to such coverage.

Section 4.16    Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the holder of the Servicer. In the event the title to any Mortgaged Property is taken in the name of the Servicer, it shall be strictly in its capacity as servicing agent for the Investor.

The Servicer shall manage, conserve, protect and operate each REO Property for the Investor solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be consistent with Applicable Requirements.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event prior to the close of the third calendar year beginning after the year in which title has been taken to such REO Property, unless the Servicer determines that a longer period is necessary for the orderly liquidation of such REO Property.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act, as amended in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Investor and consistent with Applicable Requirements. The rental income and proceeds of sale of the REO Property shall be remitted to the Investor, subject to Section 4.05. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances and unpaid Servicing Fees. The net cash proceeds of such sale remaining shall be distributed to the Investor, subject to Section 4.05.

Section 4.17    Reserved.

Section 4.18     Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Servicer or the receipt of notice from the Investor that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately remit to the Investor from its own funds the amount of any interest loss or deferral caused the Investor thereby.

Section 4.19    Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20    Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Servicer shall have deposited into the Escrow Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such

Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Servicer will distribute to the Investor on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Servicer or the insurer under any related Primary Insurance Policy) the Servicer shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Investor all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Investor in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Servicer shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire Unpaid Principal Balance of the Buydown Mortgage Loan, the Servicer shall distribute to the Investor all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account.

Section 4.21    Confidentiality/Protection of Customer Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Investor's prior written consent, the price paid by the Investor for the Participation Interests, except to the extent that it is reasonable and necessary for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate Customer Information Safeguards to ensure the security and confidentiality of all Customer Information, to protect against anticipated threats or hazards to the security or integrity of Customer Information and to protect against unauthorized access to or use of Customer Information. All Customer Information that is transmitted over any external network shall be sent in accordance with Customer Information Safeguards.

Section 4.22    Fair Credit Reporting Act

The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Servicer (three of the credit repositories), on a monthly basis.

Section 4.23    Establishment of Deposits to Subsidy Account.
The Servicer shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Investor, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors.” The Subsidy Account shall be an eligible deposit account established with an eligible institution.
The Servicer shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

(i)	to transfer funds to another eligible institution in accordance with Section 4.09 hereof;
(ii)    to withdraw funds deposited in error; and

(iii)	to clear and terminate the Subsidy Account upon the termination of this Agreement.
Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer may employ the Escrow Account as the Subsidy Account to the extent that the Servicer can separately identify any Subsidy Funds deposited therein.

Section 4.24    Use of Subcontractors.

The Servicer shall have the option to hire or otherwise utilize the services of any subcontractor to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement. It shall not be necessary for the Servicer to seek the consent of the Investor prior to the utilization of any subcontractor. The Servicer shall be responsible for obtaining from each subcontractor and delivering to the Investor upon Investor’s request, any servicer compliance statement required to be delivered by such subcontractor under Section 6.06 and any assessment of compliance and attestation required to be delivered by such subcontractor under Section 6.06. The Servicer shall promptly upon request provide to the Investor a written description (in form and substance reasonably satisfactory to the Investor) of the role and function of each subcontractor utilized by the Servicer.

Notwithstanding the foregoing, any servicing or subcontractor arrangement shall be consistent with and not violate the provisions of this Agreement and without prior written approval of the Investor, shall not constitute a “mortgage servicing transfer” within the meaning of Section 6 of the Real Estate Settlement Procedures Act, 12 U.S.C. 2605, (“RESPA”). The Servicer shall remain responsible for its obligations under this Agreement notwithstanding any such servicing or subcontractor arrangement.

ARTICLE V
PAYMENTS TO OWNER

Section 5.01    Remittances.

On each Business Day, the Servicer shall remit to the Investor all payments, collections and proceeds received by the Servicer on the immediately preceding Business Day with respect to each Mortgage Loan other than the Servicing Fee and amounts reimbursable pursuant to Section 4.05 and Section 4.07, not otherwise previously reimbursed by the Investor. Prior to any remittance hereunder, the Servicer shall be entitled to first deduct from such Monthly Payments its Servicing Fee with respect to the Mortgage Loans to which such Monthly Payments relate. Each remittance hereunder shall be deposited daily to the account specified for such purpose by the Investor.

ARTICLE VI
GENERAL SERVICING PROCEDURES

Section 6.01    Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related MIC, LGC, PMI Policy or LPMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02    Satisfaction of Mortgages and Release of Mortgage Loan Files.

Upon the payment in full of any Mortgage Loan, the Servicer shall notify the Investor in the daily remittance advice as provided in Section 5.01, and may release any Mortgage Loan Documents from the Custodian in order to complete satisfaction of the Mortgage Note and Mortgage.

Section 6.03    Servicing Compensation.

As compensation for its services hereunder, including in the capacity as servicer or as subservicer, the Servicer shall be entitled to the amount of its Servicing Fee from payments actually collected on the Mortgage Loans. The Servicing Fee shall be payable monthly and shall be computed on the basis of the Unpaid Principal Balance and for the period respecting which any related payment on a Mortgage Loan is received. The obligation of the Investor to pay the Servicing Fee is limited to, and payable solely from, the Monthly Payments collected (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05).

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, late payment charges and other ancillary income shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04    Reserved.
Section 6.05    Reserved.

Section 6.06    Reserved.

Section 6.07    Remedies.

(i)    Any failure by the Servicer to deliver any information, report, certification or accountants’ letter when and as required which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Investor in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii)    The Servicer shall promptly reimburse the Investor (or any designee of the Investor) for all reasonable expenses incurred by the Investor (or such designee), as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Investor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

ARTICLE VII
SERVICER TO COOPERATE

Section 7.01    Provision of Information.

Other special reports or information requested by the Investor that are not readily available or customary to the Servicer, which shall be necessary and reasonable with respect to the Investor or any regulatory agency will be provided at the Investor’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Investor may give.

The Servicer shall execute and deliver all such instruments and take all such action as the Investor may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

ARTICLE VIII
THE SERVICER

Section 8.01    Indemnification; Third Party Claims.

The Servicer shall indemnify the Investor and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Investor may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement. If a claim is made by a third party with respect to this Agreement or the Mortgage Loans, the Servicer will assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Investor in respect of such claim. The Investor promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence, unless such claim arises from the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement.

Section 8.02    Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is an Agency-approved seller/servicer in good standing. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Investor for all of the Servicer's obligations and liabilities hereunder.

Section 8.03    Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Investor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in material compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Investor, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Investor of the reasonable legal expenses and costs of such action.

Section 8.04    Resignation and Assignment by Servicer.

The Servicer shall neither resign, assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Sections 4.01 and 4.24) or any portion hereof or sell or otherwise dispose of all of its property or assets without providing sixty (60) days prior written notice to the Investor.

No such resignation, assignment or transfer shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.01.

ARTICLE IX
REMOVAL OF MORTGAGE LOANS FROM AGREEMENT

Section 9.01    Whole Loan Transfers/Securitization Transactions.

The Investor and the Servicer agree that with respect to some or all of the Mortgage Loans, the Investor, may, in accordance with Section 2.02, effect Whole Loan Transfers or Securitization Transactions, including Agency transactions, retaining the Servicer as the servicer thereof or subservicer if a master servicer is employed, provided, however that the Investor shall not be able to transfer or securitize any Mortgage Loan to GNMA as long as the Servicer remains the Servicer. On the Reconstitution Date, the Mortgage Loans transferred will cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Servicer shall continue to service such rejected Mortgage Loan on behalf of the Investor in accordance with the terms and provisions of this Agreement. The Servicer shall cooperate with the Investor in connection with each Whole Loan Transfer and Securitization Transaction.

ARTICLE X
DEFAULT

Section 10.01    Events of Default.

Each of the following shall constitute an Event of Default on the part of the Servicer:

(i)
any failure by the Servicer to remit to the Investor any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Investor; or

(ii)
failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Investor or by the Custodian; or

(iii)	failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(v)
the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi)
the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days; or

(vii)	the Servicer ceases to meet the qualifications of an Agency servicer; or

(i)
the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04; or

(ii)	an Event of Default as defined in Section 6.07.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Investor may have at law or equity to damages, including injunctive relief and specific performance, the Investor, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Investor, the Servicer shall prepare, execute and deliver to the successor entity designated by the Investor any and all documents and other instruments, place in such successor's possession all

Mortgage Loan Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Investor and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02    Waiver of Defaults.

By a written notice, the Investor may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI
TERMINATION

Section 11.01    Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Servicer and the Investor.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.01    Successor to Servicer.

Prior to termination of the Servicer's responsibilities and duties under this Agreement, the Investor or the Servicer shall appoint a successor servicer on such terms as mutually agreed upon by the Investor, the Servicer and such successor servicer. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement are terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the successor servicer. In connection with such appointment and assumption, the Investor may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans as it and such successor servicer shall agree.

The resignation or removal of the Servicer pursuant to the previous paragraph shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.01 and the remedies available to the Investor under Section8.01, unless otherwise agreed pursuant to any related servicing transfer agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Investor an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsection (h) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Subsidy Account and Escrow Account and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The Servicer shall be entitled to receive payment in full from the Investor for any unreimbursed advances (including Unpaid Servicing Fees, Servicing Advances and Nonrecoverable Advances) in connection with any servicing transfer within thirty (30) days of the related transfer date.

Upon a successor's acceptance of appointment as such, the Servicer shall notify the Investor of such appointment in accordance with the procedures set forth in Section 12.05, unless otherwise agreed pursuant to any related servicing transfer agreement.

Section 12.02    Amendment.

This Agreement may be amended from time to time by written agreement signed by the Servicer and the Investor.

Section 12.03    Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Each of the Servicer and the Investor hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Servicer or the Investor. This provision is a material inducement for the Investor to enter into this Agreement.

Section 12.04    Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Investor.

Section 12.05    Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered electronically or mailed by regular mail, or internal MAC mail, addressed as follows:

(i)	if to the Servicer with respect to servicing issues:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, IA 50328-0001
Attention: Jacalyn Priestley MAC F2301-02H

In each instance, with a copy to:

Wells Fargo Bank, N.A.
800 Walnut Street
Des Moines, Iowa 50309
Attention: Assistant General Counsel, MAC N0001-11B

or such other address as may hereafter be furnished to the Investor in writing     by the Servicer;

(ii)    if to Investor:

Wells Fargo Real Estate Investment Corporation
550 S. 4th Street, Floor 7
Minneapolis, MN 55415-1529
Attention: Nicholas Malz, MAC N9310-075

or such other address as may hereafter be furnished to the Servicer in writing     by the Investor;

Section 12.06    Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this

Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07    Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Investor.

Section 12.08    Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Investor and their respective successors and assigns.

Section 12.09    Reserved.

Section 12.10 Further Agreements.

The Investor and the Servicer each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.11    General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)    the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)    references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)    a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)    the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)    the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 12.12    Entire Agreement

This Agreement and the related Acknowledgment Agreement and the exhibits attached hereto and thereto contain the entire agreement of the parties with respect to the subject matter of this Agreement, and supersede all prior negotiations, agreements and understandings, whether written or oral, with respect thereto.

[Signatures Follow]

IN WITNESS WHEREOF, Investor and Servicer have caused their names to be signed hereto by their respective officers duly authorized as of the date first written above, and agree to be bound by the terms and conditions of the Servicing Agreement.

WELLS FARGO REAL ESTATE

INVESMENT CORPORATION	WELLS FARGO BANK, N.A.
Investor                        Servicer

By:                             By:

Name:                             Name:

Title:                             Title:

(Signature Page - Servicing Agreement)

Exhibit A

Form of Acknowledgement Agreement

Acknowledgement Agreement

On this ___ day of _________, 20__, Wells Fargo Real Estate Investment Corporation (“Investor”) and Wells Fargo Bank, N.A. (“Servicer”), hereby acknowledge that the Mortgage Loans identified on Schedule I attached hereto shall be serviced pursuant to the terms of that certain Servicing Agreement (the “Agreement”) by and between the Investor and the Servicer dated as of ______________. The parties agree that the Servicing Fee Rate as defined in the Agreement for each related Mortgage Loan shall be as set forth on Schedule I.

Acknowledged and agreed:

WELLS FARGO REAL ESTATE

INVESMENT CORPORATION	WELLS FARGO BANK, N.A.
Investor                        Servicer

By:                             By:

Name:                             Name:

Title:                             Title:

Schedule I

EXHIBIT B

MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall include each of the following items, to the extent in the applicable Servicer’s possession or control:

1.
Mortgage Note: As to each Mortgage Loan, the original Mortgage Note, to the extent available, endorsed "Pay to the order of ____________________, without recourse" and signed by an authorized officer. Provided that a Mortgage Note may not include a chain of endorsements identical to that of the intervening assignments of Mortgage with respect to such Mortgage Note, that does not affect the enforceability of such Mortgage Note.

2.	Mortgage: As to each Mortgage Loan, the original Mortgage or a copy of such Mortgage, to the extent available.

3.
Assignment of Mortgage: As to each Mortgage Loan that is not a MERS Mortgage Loan, or not held in the name of Wells Fargo Bank, N.A. or a predecessor, an original Assignment “in blank”, signed by an authorized officer.

4.
Intervening Assignments: As to each Mortgage Loan, the originals or copies of all intervening assignments of Mortgage, if any and to the extent available. Provided that, intervening assignments of Mortgage may not be identical to the chain of endorsements with respect to such Mortgage Note, that do not affect the validity of such intervening assignments of Mortgage. Intervening Assignments may be executed or issued electronically, as customary in the industry, and are considered to be original documents.

5.	Modifications: As to each Mortgage Loan, the originals or copies of all assumption, modification, consolidation or extension agreements, if any and to the extent available.

6.	Intervening Endorsements: As to each Mortgage Loan, all intervening endorsements to the Mortgage Note, to the extent available.

7.
Power of Attorney: As to each Mortgage Loan, if the related Mortgage Note or Mortgage was executed pursuant to a power of attorney or other instrument that authorized or empowered such Person to sign, the original or copy of such power of attorney.

8.
Title Insurance Policy. As to each Mortgage Loan, the original or copy (which may be in electronic form) of the mortgagee title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy) or attorney’s opinion of title and abstract of title, to the extent available.